As Filed with the United States Securities and Exchange Commission on May 20, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ANIMAS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	3842	23-2860912
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Lawrence Drive
West Chester, Pennsylvania 19380
(610) 644-8990
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Katherine D. Crothall
President and Chief Executive Officer
200 Lawrence Drive
West Chester, Pennsylvania 19380
(610) 644-8990
(Name and address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Barry M. Abelson, Esq. Pepper Hamilton LLP 3000 Two Logan Square 18th and Arch Streets Philadelphia, PA 19103-2799 (215) 981-4000	Richard P. Jaffe, Esq. Ballard Spahr Andrews & Ingersoll, LLP 51st Floor, 1735 Market Street Philadelphia, PA 19103 (212) 665-8500

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☑ 333-113008

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

          THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

CALCULATION OF REGISTRATION FEE

Title of	Proposed Maximum	Amount of
Securities	Aggregate	Registration
To be Registered	Offering Price (1)	Fee (1) (2)
Common Stock, $0.01 par value	$4,312,500.00	$546.40

     (1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

     (2) The $4,312,500 of Common Stock being registered in this Registration Statement is in addition to the $69,000,000 of Common Stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-113008).

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-113008) filed by Animas Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on May 19, 2004, is incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in West Chester, Pennsylvania, on May 19, 2004.

ANIMAS CORPORATION

By:	/s/ Katherine D. Crothall

Katherine D. Crothall President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Katherine D. Crothall Katherine D. Crothall	President, Chief Executive Officer and Director (Principal Executive Officer)	May 19, 2004
/s/ Richard Baron Richard Baron	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2004
* Edward Cahill	Director	May 19, 2004
* Graeme Crothall	Director	May 19, 2004
* William A. Graham IV	Director	May 19, 2004
* Thomas Morse	Director	May 19, 2004
* A. Peter Parsons	Director	May 19, 2004
* David Joseph	Director	May 19, 2004
* John McDonough	Director	May 19, 2004
*By: /s/ Katherine D. Crothall Katherine D. Crothall, attorney in fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of KPMG LLP

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

24.1	Power of Attorney (Incorporated herein by reference to Exhibit 24.1 to the Registration Statement on Form S-1 of Animas Corporation filed on February 23, 2004 Registration No. 333-113008)